Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Agenus Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-40440, 333-40442, 333-50434, 333-69580, 333-106072, 333-115984, 333-143807, 333-143808, 333-151745, 333-160084, 333-160087, 333-160088 and 333-176609), on Form S-3 (Nos. 333-149116, 333-150326, 333-151244, 333-161277, 333-163221 and 333-164481), and on Form S-1 (No. 333-156556) of Agenus Inc. and subsidiaries of our reports dated March 6, 2012, with respect to the consolidated balance sheets of Agenus Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of Agenus Inc. and subsidiaries.

/s/ KPMG LLP

Boston, Massachusetts

March 6, 2012